Exhibit 1.1

CANADIAN PACIFIC RAILWAY COMPANY

US$1,500,000,000 1.350% Notes due 2024

US$1,000,000,000 1.750% Notes due 2026

US$1,400,000,000 2.450% Notes due 2031

US$1,000,000,000 3.000% Notes due 2041

US$1,800,000,000 3.100% Notes due 2051

Underwriting Agreement

November 17, 2021

BMO Capital Markets Corp.

Goldman Sachs & Co. LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Canadian Pacific Railway Company, a Canadian corporation (the “Company”) and wholly owned subsidiary of Canadian Pacific Railway Limited, a Canadian corporation (“Parent”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), US$1,500,000,000 principal amount of its 1.350% notes due 2024 (the “2024 Notes”), US$1,000,000,000 principal amount of its 1.750% notes due 2026 (the “2026 Notes”), US$1,400,000,000 principal amount of its 2.450% notes due 2031 (the “2031 Notes”), US$1,000,000,000 principal amount of its 3.000% notes due 2041 (the “2041 Notes”) and US$1,800,000,000 principal amount of its 3.100% notes due 2051 (the “2051 Notes,” and, together with the 2024 Notes, the 2026 Notes, the 2031 Notes and the 2041 Notes, the “Notes”), to be fully and unconditionally guaranteed on an unsecured basis by Parent (the “Guarantee” and, together with the Notes, the “Securities”). The Securities will be issued pursuant to the Indenture dated as of September 11, 2015 (the “Base Indenture”) between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of the Closing Date (as defined herein) (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company and Parent hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

Defined Terms. The terms which follow, when used in this underwriting agreement (the “Agreement”), shall have the meanings indicated below:

“Acquisition” means the indirect acquisition by the Parent of all of the issued and outstanding shares of Kansas City Southern pursuant to the Merger Agreement (as defined below).

“Base Prospectus” means the prospectus referred to section 1 of this Agreement contained in the Registration Statement at the Effective Date, or the Canadian short form base shelf prospectus dated June 28, 2021 at the time the Canadian Securities Commissions issued the Passport Receipt for such short form base shelf prospectus, including all documents incorporated by reference therein.

“business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are obligated by law or regulation to close in New York City, Toronto or Calgary.

“Canadian Final Prospectus” means the final prospectus supplement of the Company relating to the Notes, together with the Base Prospectus, and, unless the context otherwise requires, includes all documents incorporated by reference into the Base Prospectus for the purposes of the distribution of the Notes.

“Canadian Securities Laws” shall mean all applicable securities laws in each of the provinces of Canada and all rules, regulations policy statements, instruments, blanket orders and notices thereunder, as modified by and including the applicable requirements of the MRRS Decision.

“Canadian Securities Commissions” shall mean the securities commission or similar regulatory authority in each of the provinces of Canada.

“Commission” or the “SEC” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Environmental Claim” shall mean any administrative action, regulatory action, judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Laws.

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Governmental Agency” shall mean any court or governmental agency or body having jurisdiction over Parent or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Agency.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of September 15, 2021 by and among the Parent, Cygnus Merger Sub 1 Corporation, Cygnus Merger Sub 2 Corporation and Kansas City Southern.

“MRRS Decision” means, collectively (i) the MRRS Decision Document “In the Matter of the Securities Legislation of Alberta, British Columbia, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Newfoundland, Prince Edward Island, the Northwest Territories, the Yukon and Nunavut and In the Matter of the Mutual Reliance Review System for Exemptive Relief Applications and In the Matter of Canadian Pacific Limited, PanCanadian Petroleum Limited, Canadian Pacific Railway Company, CP Ships Limited, Canadian Pacific Railway Limited, Fording Arrangement Inc., PanCanadian Energy Corporation and FHR Investments Inc.” dated September 21, 2001 and issued by the Alberta Securities Commission (the “ASC MRRS Decision”), (ii) the Order 2011-00051 “In the Matter of the Securities Act, S.N.B. 2004 c.S-5.5, as amended (Act) and In the Matter of Canadian Pacific Railway Company” dated June 20, 2011 and issued by the New Brunswick Securities Commission (the “NB Order”), and (iii) the Order “In the Matter of the Securities Legislation of Prince Edward Island and In the Matter of Canadian Pacific Railway Company” dated June 17, 2011 and issued by the Prince Edward Island Securities Office (the “PEI Order”).

“Offering Documents” means, collectively, the Registration Statement, the Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Final Prospectus and any Issuer Free Writing Prospectus.

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Canadian Securities Commissions (except for the Ontario Securities Commission) and which evidences the receipt of the Ontario Securities Commission, pursuant to the Passport System, for the Base Prospectus.

“Passport System” means, collectively, Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the U.S. Final Prospectus or the Canadian Final Prospectus, together with the Base Prospectus.

“Principal Regulator” means the Alberta Securities Commission.

“Regulations” shall mean the rules and regulations of the Commission under the Securities Act.

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws.

“Shelf Procedures” shall mean the rules and procedures established under National Instrument 44-102.

“Significant Subsidiary” shall have the meaning set forth under Rule 1-02 of Regulation S-X under the Securities Act.

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the Securities Act, the Exchange Act and the respective rules and regulations of the SEC thereunder.

1. Registration Statement. The Company and Parent have prepared and filed with the Commission a registration statement on Form F-10 (No. 333-257215) dated June 28, 2021, as amended, providing for the registration of the Securities, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). Such registration statement, which includes the Base Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), in the form heretofore delivered to the Underwriters, including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, and any post-effective amendments thereto, has become effective under the Securities Act. Such registration statement (and any further amendments thereto) including any exhibits, and the prospectus constituting a part thereof, and any prospectus supplements provided to the Underwriters by the Company for use in connection with the offering of the Securities which is not required to be filed by the Company pursuant to General Instruction II.L. of Form F-10, and all documents incorporated therein by reference, in each case as from time to time amended or supplemented by the filing of documents with the Canadian Securities Commissions or with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) or otherwise, are referred to herein as the “Registration Statement” and the “U.S. Final Prospectus,” respectively, except that if any revised prospectus shall be supplemented by a prospectus supplement relating to an offering of the Securities that is filed with the Commission pursuant to General Instruction II.L. of Form F-10, the term “U.S. Final Prospectus” shall refer to such revised prospectus from and after the time it is so filed.

At or prior to 6:00 P.M., New York City time, on November 17, 2021, the time when sales of the Securities were first made (the “Applicable Time”), the Company had prepared the following information: the Base Prospectus, the Preliminary Prospectus and each Free Writing Prospectus listed on Annex A hereto (collectively, the “Disclosure Package”).

As used in this Agreement, “misrepresentation,” “material fact,” and “material change” shall have the meanings given to such terms under the securities laws of the United States.

2. Purchase of the Securities.

(a) The Company and Parent agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and Parent the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (1) 99.418% of the principal amount of the 2024 Notes, (2) 99.252% of the principal amount of the 2026 Notes, (3) 99.315% of the principal amount of the 2031 Notes, (4) 98.603% of the principal amount of the 2041 Notes and (5) 98.409% of the principal amount of the 2051 Notes, all with accrued interest, if any, from December 2, 2021 to the Closing Date (as defined below). The Company and Parent will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Payment for, and delivery of, the Securities will be made at the offices of Davis Polk & Wardwell LLP at 9:00 A.M. New York City time on December 2, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and Parent. The Company and Parent, jointly and severally, represent and warrant to each Underwriter that:

(a) Shelf Procedures. The Company meets the eligibility requirements to use the Shelf Procedures and has obtained the Passport Receipt; no order suspending the distribution of the Notes has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or threatened by any Canadian Securities Commission;

(b) Form F-10 Eligibility. The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act, has filed a registration statement on Form F-10 (File No. 333- 257215), as amended, in respect of the Securities and an appointment of agent for service of process on Form F-X (the “Form F-X”) in conjunction with the filing of such registration statement with the Commission and has caused the Trustee to prepare and file with the Commission a Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”); such registration statement and any post-effective amendments thereto, in each case including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), each in the form heretofore delivered or to be delivered to the Representatives and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, to the Representatives for delivery by them to each of the other Underwriters, became effective under the Securities Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission and no other document incorporated by reference in the prospectus contained therein has heretofore been filed with the Canadian Securities Commissions, except for any documents filed with the Commission or the Canadian Securities Commissions subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives for delivery by them to each of the other Underwriters; no stop order suspending the effectiveness of such registration statement has been issued and to the Company’s knowledge, no proceeding for that purpose has been initiated or, threatened by the Commission; any reference herein to any Preliminary Prospectus, Canadian Final Prospectus or U.S. Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Preliminary Prospectus, Canadian Final Prospectus or U.S. Final Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus, Canadian Final Prospectus or U.S. Final Prospectus shall be deemed to refer to and include any documents filed as of the date of such amendment or supplement under Canadian Securities Laws or U.S. Securities Laws, as the case may be, and incorporated by reference in such amendment or supplement;

(c) Incorporated Documents. Any documents incorporated by reference in the Base Prospectus or the Canadian Final Prospectus, when they were filed with the Canadian Securities Commissions, conformed in all material respects to the requirements of Canadian Securities Laws, the documents included or incorporated by reference in the Registration Statement and the U.S. Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents so filed and incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus or any amendment or supplement thereto (collectively the “USCA Final Prospectuses”), when such documents are filed with the Canadian Securities Commissions or the Commission, will conform in all material respects to the requirements of the Securities Laws applicable thereto;

(d) MRRS Validity. The MRRS Decision has not been altered, varied or amended since the date of issuance thereof and remains in full force and effect, as applicable to the Company, and the Company has not received any notice of revocation or modification of the MRRS Decision from any of the Canadian Securities Commissions;

(e) MRRS Compliance. The Company and Parent, each is, and during the period up to and including the Closing Date will be, in full compliance with the requirements of sections 9.1, 9.2, 9.3 and 9.4 of the ASC MRRS Decision, the NB Order and the PEI Order;

(f) Registration Statement and Prospectus. On the Effective Date, the Registration Statement did, and on the date it is first filed and on the Closing Date the U.S. Final Prospectus will, conform in all material respects with the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission thereunder), and with the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission under both the Securities Act and the Trust Indenture Act; on the date each was first filed, the Base Prospectus did and the Canadian Final Prospectus will, and on the Closing Date each will, conform in all material respects with the applicable requirements of Canadian Securities Laws and the rules and regulations of the Canadian Securities Commissions; the Registration Statement, as of the Effective Date, and the Base Prospectus as of its filing date, and in each case at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the USCA Final Prospectuses, will not as of their filing dates and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus, or to the Form T-1 of the Trustee, as the case may be.

(g) Disclosure Package. The Disclosure Package, and each electronic roadshow, if any, as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Parent make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in such Disclosure Package.

(h) Issuer Free Writing Prospectus. Each of the Company and Parent agree that, unless it has obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and Parent that, unless it has obtained the prior written consent of the Company and Parent, respectively, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the

Parent with the Commission or retained by the Company under Rule 433, other than the information contained in the pricing term sheet listed on Annex A hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed on Annex A hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company and the Parent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Parent agree that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Issuer Free Writing Prospectus and the pricing term sheet listed on Annex A hereto does not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package; provided that the Company and Parent make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as described in Section 7(b) hereof.

(i) Incorporated Documents. The documents included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the USCA Final Prospectuses, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of Securities Laws and any further documents so filed and incorporated by reference in the Registration Statement, Disclosure Package and USCA Final Prospectuses, when such documents become effective or are filed with the Commission or the Canadian Securities Commissions, as the case may be, will conform in all material respects to the applicable requirements of the Securities Laws.

(j) Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. The Representatives have notified the Company and Parent of the earliest time that an offering participant made a bona fide offer of the Securities.

(k) Organization and Good Standing of the Company. The Company has been duly incorporated and is valid and subsisting as a corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), and is duly qualified or registered to do business as an extra-provincial corporation, and is in good standing, under the laws of each jurisdiction which requires such qualification or registration.

(l) Organization and Good Standing of Parent. Parent has been duly incorporated and is valid and subsisting as a corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), and is duly qualified or registered to do business as an extra-provincial corporation, and is in good standing, under the laws of each jurisdiction which requires such qualification or registration.

(m) Subsidiary Organization and Good Standing. Each of the Parent’s subsidiaries (other than the Company), and each of the Company’s subsidiaries, has been duly incorporated or is otherwise duly formed and, to the best of Parent’s or Company’s knowledge as the case may be, is validly existing, in good standing under the laws of the jurisdiction in which it is incorporated, chartered or organized, as the case may be, with full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the USCA Final Prospectuses, and is, if applicable, duly qualified or registered to do business as an extra-jurisdictional corporation or partnership and, to the best of Parent’s or Company’s knowledge as the case may be, is in good standing under the laws of each jurisdiction which requires such qualification or registration, except for such failure to be so qualified, registered or in good standing as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries or the Company and its subsidiaries, taken as a whole.

(n) Capitalization of Parent. Parent has an authorized capitalization as set forth in the Disclosure Package and the USCA Final Prospectuses and all of the issued shares of capital stock of Parent have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock, or other ownership interests, of each subsidiary of Parent have been duly and validly authorized and issued and are fully paid and nonassessable, as applicable, and, except as otherwise set forth in the USCA Final Prospectuses, all outstanding shares of capital stock, or other ownership interests, of the subsidiaries are owned by Parent either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(o) Capitalization of Company. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock, or other ownership interests, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, as applicable, and, except as otherwise set forth in the USCA Final Prospectuses, all outstanding shares of capital stock, or other ownership interests, of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(p) Disclosure. There is no contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the USCA Final Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Disclosure Package or the USCA Final Prospectuses under the headings “Material Income Tax Considerations,” “Description of Debt Securities and Guarantee” and “Description of The Notes” insofar as such statements purport to describe the provisions of the laws and documents therein, are accurate and fair summaries of the matters described therein in all material respects.

(q) Due Authorization. Each of the Company and Parent has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Securities, the Indenture, and this Agreement has been duly authorized, executed and delivered by the Company and Parent.

(r) Investment Company Act. Neither the Company nor Parent is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the USCA Final Prospectuses, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(s) No Consents Required. No Governmental Authorization is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, Trust Indenture Act, Canada Business Corporations Act and the Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the USCA Final Prospectuses.

(t) No Conflicts. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of Parent or any of its subsidiaries pursuant to, (i) the constating documents or by-laws of Parent or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Parent or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Parent or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Parent or any of its subsidiaries or any of its or their properties.

(u) Financial Statements. The consolidated historical financial statements of Parent included or incorporated by reference in the Disclosure Package, the USCA Final Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Parent (on a consolidated basis) as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth in the Disclosure Package, the USCA Final Prospectuses and the Registration Statement fairly present or will present, on the basis stated for such data in the Disclosure Package, the USCA Final Prospectuses and the Registration Statement, the information included therein.

(v) Legal Proceedings. Except as set forth in or contemplated in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or Governmental Authority involving Parent or any of its subsidiaries or its or their property is pending or, to the best knowledge of Parent, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(w) Property. Except as set forth in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), each of Parent and its subsidiaries owns or leases or is entitled to own or lease all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(x) No Violation or Default. Except as set forth in or contemplated in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), neither Parent nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other constating documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Parent or such subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(y) Independent Accountants. (1) Deloitte LLP, who has certified certain financial statements of Parent and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the USCA Final Prospectuses, are independent chartered accountants, with respect to Parent and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Laws. (2) PricewaterhouseCoopers LLP, who has certified certain financial statements of Kansas City Southern and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the USCA Final Prospectuses, are, to the knowledge of the Company, independent chartered accountants, with respect to Kansas City Southern and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Laws.

(z) Taxes. Except as disclosed in the USCA Final Prospectuses and the Disclosure Package, Parent and each of its subsidiaries has filed all domestic, foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(aa) No Labor Disputes. Except as set forth in or contemplated in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), no labor problem or dispute with the employees of Parent or any of its subsidiaries exists or is threatened or imminent and Parent is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(bb) Insurance. Except as set forth in or contemplated in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), Parent and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring Parent or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; Parent and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by Parent or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither Parent nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(cc) No Restrictions on Subsidiaries. Except as set forth in or contemplated by the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), no subsidiary of Parent is currently prohibited, directly or indirectly, from paying any dividends to Parent, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to Parent any loans or advances to such subsidiary from Parent or from transferring any of such subsidiary’s property or assets to Parent or any other subsidiary of Parent.

(dd) Licenses and Permits. Except as set forth in or contemplated in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), Parent and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and neither Parent nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ee) Accounting Controls. Parent and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) No Stabilization. Neither the Company nor Parent has taken, directly or indirectly, any action designed to or that would constitute or that is intended to or that might reasonably be expected to cause or result in, under the Securities Laws or otherwise, stabilization, maintenance or manipulation of the price of any security of the Company or Parent to facilitate the sale or resale of the Securities.

(gg) Certain Environmental Matters. Except as set forth in or contemplated in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), Parent and its subsidiaries are (i) in compliance with Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Except as set forth in or contemplated in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), neither Parent nor any of the subsidiaries has been named as a “potentially responsible party” with respect to any material environmental issue under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or under any similar Canadian legislation.

In the ordinary course of its business, Parent periodically reviews the effect of Environmental Laws on the business, operations and properties of Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); Parent also conducts pre-acquisition investigations of new railroad properties to identify potential violations of Environmental Laws, trains management personnel in the recognition of and proper response to incidents of noncompliance with Environmental Laws and establishes procedures for communicating such incidents to Parent’s headquarters. On the basis of such review, except as set forth in or contemplated in the Disclosure Package or USCA Final Prospectuses has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(hh) Compliance with ERISA. Each of Parent and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Parent and its subsidiaries are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations. Parent and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, in each case, except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospectus, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(ii) Subsidiaries. The subsidiaries listed on Schedule 2 attached hereto are the only Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) of Parent and there are no other subsidiaries material to the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(jj) The Notes and the Guarantee. The Notes have been duly authorized by the Company, and, when issued and delivered pursuant to this Agreement, such Notes will have been duly executed, authenticated, issued and delivered and, upon payment for the Notes by the Representatives to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Guarantee has been duly authorized by Parent, and, when the Guarantee is issued and delivered pursuant to the Indenture, such Guarantee will have been duly executed, issued and delivered and, upon payment for the Notes by the Representatives to the Company, will constitute the valid and legally binding obligation of Parent entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(kk) The Indenture. The Indenture has been duly authorized by the Company and Parent, and the Base Indenture has been duly qualified under the Trust Indenture Act, and the Indenture constitutes a valid and legally binding instrument of the Company and Parent, and enforceable against the Company and Parent in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder; and the Indenture conforms, and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the USCA Final Prospectuses with respect to such Securities.

(ll) Title to Real and Personal Property. Except as described in or contemplated by the Disclosure Package or USCA Final Prospectuses (exclusive of any supplement thereto), Parent and each subsidiary has good and sufficient title to all items of real property and improvements and to all equipment and personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, duties, claims and other defects, except such as do not materially interfere with the use made or proposed to be made of such property by Parent or such subsidiary and the real property, improvements, equipment and personal property held under lease by Parent or any subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by Parent or such subsidiary.

(mm) Class I Railroad. The Company is a Class I railway (a railroad earning a minimum of US$900 million in revenues annually as defined by the Surface Transportation Board in the United States).

(nn) Intellectual Property. Parent and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and Parents’ business as now conducted or as proposed in the Disclosure Package or the USCA Final Prospectuses to be conducted. Except as set forth in the Disclosure Package or the USCA Final Prospectuses (i) there are no rights of third parties to any such Intellectual Property, except for any rights that may exist that would not, individually or in the aggregate, cause a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company or Parent, threatened action, suit, proceeding or claim by others challenging the Company’s or Parent’s rights in or to any such Intellectual Property that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and the Company and Parent are unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company or Parent, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and the Company and Parent are unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Company or Parent, threatened action, suit, proceeding or claim by others that the Company or Parent infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and the Company and Parent are unaware of any other fact which would form a reasonable basis for any such claim.

(oo) No Unlawful Payments. Neither Parent nor any of its subsidiaries nor, to the best knowledge of Parent, any director, officer, agent, employee or other person associated with or acting on behalf of Parent or any of its subsidiaries is aware of or has, directly or indirectly, (i) made or authorized any contribution, payment or gift to any foreign or domestic government official, employee, agency, authority or instrumentality or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift is prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada) or the rules and regulations promulgated thereunder.

(pp) Compliance with Anti-Money Laundering Laws. The operations of Parent and its subsidiaries are and have been conducted at all times in compliance with applicable money laundering statutes of all jurisdictions where Parent or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of Parent, threatened.

(qq) No Conflicts with Sanctions Laws. None of Parent, any of its subsidiaries or, to the knowledge of Parent, any director, officer, agent, employee or affiliate of Parent or any of its subsidiaries is currently the target of any sanctions administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Government of Canada; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is the target of any sanctions administered or enforced by OFAC.

(rr) Certificates. Any certificate signed by any officer of the Company or Parent, as the case may be, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or Parent, as applicable, as to matters covered thereby, to each Underwriter.

(ss) Exchange. No Canadian Securities Commission or similar authority or the Toronto Stock Exchange or the New York Stock Exchange or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company or Parent, no such proceeding is, to the knowledge of the Company or Parent, as applicable, pending, contemplated or threatened and neither the Company nor Parent is in material default of any requirement of Securities Laws.

(tt) No Order. No order preventing, ceasing or suspending trading in any securities of the Company or Parent, or prohibiting the issue and sale of securities by the Company or Parent has been issued and no proceedings for either of such purposes have been, to the knowledge of the Company or Parent, as applicable, instituted or are pending or threatened by any Canadian Securities Commission or similar authority.

(uu) Kansas City Southern Merger Agreement. The representations and warranties of the Company in the Merger Agreement, a true copy of which has been provided to the Representatives, are true and correct in all material respects subject to the qualifications set out therein as of the date thereof; to the knowledge of the Company, the representations and warranties of Kansas City Southern in the Merger Agreement are true and correct in all material respects subject to the qualifications set out therein as of the date thereof; to the Company’s knowledge, information and belief, after reasonable inquiry, no event has occurred or condition exists which will prevent the closing into trust as provided for in the Merger Agreement or the completion of the Acquisition; the Company has provided the Representatives and their counsel with full access to all material due diligence materials requested by the Representatives and their counsel and information provided to the Company by Kansas City Southern in connection with the Acquisition requested by the Representatives and their counsel; and the Company has conducted due diligence procedures in connection with the Acquisition as are standard and customary for transactions of such nature, including environmental due diligence.

4. Further Agreements of the Company and Parent. Each of the Company and Parent covenants and agrees with each Underwriter that:

(a) It shall deliver or cause to be delivered to the Underwriters and their counsel the documents set out below at the respective times indicated:

(i) prior to or contemporaneously, as nearly as practicable, with the filing thereof with the Commission and the Canadian Securities Commissions, copies of the Preliminary Prospectus, as filed with the Commission and the Canadian Securities Commissions, as applicable;

(ii) prior to or contemporaneously, as nearly as practicable, with the filing thereof with the Commission and the Canadian Securities Commissions, copies of the Canadian Final Prospectus and U.S. Final Prospectus, as have been filed with the Commission and the Canadian Securities Commissions, as applicable;

(iii) as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Disclosure Package, the USCA Final Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on EDGAR or delivered to the Underwriters; and

(iv) at the Applicable Time, a comfort letter from each of Deloitte LLP and PricewaterhouseCoopers LLP, addressed to the Underwriters and dated the date of this Agreement, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Parent and its subsidiaries (for Deloitte LLP) and to Kansas City Southern and its subsidiaries (for PricewaterhouseCoopers LLP), each as contained in any such document, the Registration Statement, the Disclosure Package and the USCA Final Prospectuses or any documents incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letters shall also state that such auditors are independent public accountants within the meaning of the Securities Laws, and that in their opinion, the financial statements of the Parent (for Deloitte LLP) and of Kansas City Southern (for PricewaterhouseCoopers LLP) included or incorporated by reference in the USCA Final Prospectuses and the Registration Statement, as the case may be, comply as to form in all material respects with the published accounting requirements of the Securities Act and the related regulations and with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations adopted by the Commission, including the applicable requirements of Form F-10, applied on a consistent basis throughout the periods involved.

(b) Required Filings. Prior to the termination of the offering of the Securities, it will not file any amendment to the Registration Statement or supplement (including the USCA Final Prospectuses or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished a copy to the Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object and is not otherwise required to be filed by the Company in accordance with applicable laws (including any Securities Laws), in which case the Representatives shall be provided the opportunity to make reasonable changes to such filings. Subject to the foregoing sentence and immediately following the execution of this Agreement, the Company will prepare the USCA Final Prospectuses setting forth the principal amount of the Notes or Securities, as applicable, covered thereby and their terms not otherwise specified in the Indenture pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, in a form reasonably approved by the Representatives and shall file (i) such Canadian Final Prospectus with the Canadian Securities Commissions in accordance with the Shelf Procedures and (ii) such U.S. Final Prospectus with the Commission pursuant to General Instruction II.L. of Form F-10 not later than the Commission’s close of business on the business day following the date of the filing thereof with the Canadian Securities Commissions. The Company will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives, acting reasonably, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule 433 and will promptly file all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(c) Delivery of Copies. The Company shall deliver to the Underwriters, as soon as practicable, at offices designated by the Underwriters, such number of commercial copies of the USCA Final Prospectuses as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Company plans to authorize the printing of the commercial copies of the USCA Final Prospectuses. The Company shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the USCA Final Prospectuses in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time. The Company shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to this Section 4(c), the number of copies of any documents incorporated, or containing information incorporated by reference in the USCA Final Prospectuses which the Underwriters may from time to time reasonably request.

(d) Notification. During the period from the date hereof until the completion of the distribution of the Securities and at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company shall promptly notify the Representatives, in each case in writing, with full particulars of:

(i) any change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of Parent or any of its subsidiaries; or

(ii) any change in any matter covered by a statement contained in any Offering Document or amendment or supplement to any of them;

(iii) any material change in the terms of the Acquisition, any amendment to the terms or conditions of the Merger Agreement (or material waivers in respect thereof) or the termination of the Merger Agreement; or

(iv) any other event or circumstance in respect of Parent or its Subsidiaries; of which it is aware and which:

(A) is, or may be, of such a nature as to render the USCA Final Prospectuses misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any of the Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Securities, or

(B) results in it being necessary to amend the Registration Statement or to amend or supplement the USCA Final Prospectuses in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the USCA Final Prospectuses, in the light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement or the USCA Final Prospectuses to comply with the requirements of the Securities Act and the published rules and regulations thereunder.

The Company and Parent shall in good faith discuss with the Representatives any change, event or circumstance (actual or proposed within the knowledge of the Company or Parent) which is of such a nature that there is reasonable doubt whether notice need be given to the Representatives pursuant to this section and, in any event, prior to making any filing referred to in Section 4(d).

(e) The Company and Parent shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in Section 4(d) and the Company and Parent shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Company and Parent shall allow the Underwriters and their counsel to participate fully in the preparation of any such amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and the Underwriters shall have approved the form of any amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld or conditioned and to be provided in a timely manner. The Company and Parent shall further promptly deliver to the Underwriters and their counsel a copy of each amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, such number of commercial copies of each amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in Section 4(b) hereof, as well as opinions and letters with respect to each such amendment or supplement to the Registration Statement.

(f) During the period commencing on the date hereof and ending on the completion of the distribution of the Securities offered hereby, the Company and Parent will promptly inform the Underwriters of the full particulars of:

(i) any request of the SEC or any Canadian Securities Commission, as applicable, for any amendment to any Offering Documents or for any additional information;

(ii) the issuance by any Canadian Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Company or Parent, or of the institution or threat of institution of any proceedings for that purpose; or

(iii) the receipt by the Company or Parent of any communication from any Canadian Securities Commission, the SEC, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority relating to any Offering Document or the distribution of the Securities offered hereby.

(g) Ongoing Compliance. Each of the Company and Parent will promptly file all reports required to be filed by it with the Canadian Securities Commissions pursuant to Canadian Securities Laws and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with the offering or sale of the Securities (the “Prospectus Delivery Period”), and during such same period will advise the Underwriters, promptly after it receives notice thereof, of the issuance by the SEC or any Canadian Securities Commission of any stop order, cease trade order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in the United States, of the initiation or threat, to the knowledge of the Company or Parent, of any proceeding for any such purpose, or of any request by the SEC or any Canadian Securities Commission for the amending or supplementing of the Registration Statement or the USCA Final Prospectuses or for additional information relating to the Securities; and the Company and Parent will use their commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(h) Clear Market. Neither the Company nor Parent will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, Parent or any of their respective affiliates, or any person in privity with the Company, Parent or any of their respective affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission or the Canadian Securities Commissions, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company or Parent, as the case may be (other than the Securities and up to Cdn$2.5 billion aggregate principal amount of notes of the Company offered in Canada), which mature more than one year after Closing, or publicly announce an intention to effect any such transaction, until the business day following the Closing Date;

(i) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(j) No Stabilization. Neither the Company nor Parent will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Reports. Each of the Company and Parent will timely file such reports pursuant to the Securities Laws as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act or other equivalent section under the Securities Laws.

(l) Due Diligence. The Company and Parent shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably request to enable the Underwriters to fulfill their obligations as underwriters.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents, covenants and agrees with the Company that:

(a) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and Parent if any such proceeding against it is initiated during the Prospectus Delivery Period).

(b) It (i) will not directly or indirectly offer to sell or resell, or sell or resell, any Securities in Canada or to residents of Canada in contravention of Canadian Securities Laws; and (ii) has not undertaken and will not undertake any action, including advertisement or solicitation, in furtherance of the distribution of the Securities in Canada. Each Underwriter further agrees, severally and not jointly, that it will include comparable provisions in any sub-underwriting, banking group or selling group agreement or similar agreement with respect to the Securities that may be entered into by such Underwriter in connection with the offering of the Securities.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and Parent of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, shall be pending before or threatened by the Commission or any Canadian Securities Commission; the USCA Final Prospectuses and each Issuer Free Writing Prospectus shall have been timely filed with the Canadian Securities Commissions (to the extent required under Canadian Securities Laws) and the Commission under the Securities Laws (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission and any Canadian Securities Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Certificate of Company. The Representatives shall have received a certificate of the Chief Financial Officer and one other senior officer of each of the Company and Parent, dated the Closing Date, certifying that:

(i) the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the USCA Final Prospectuses, any supplements to the Disclosure Package and the USCA Final Prospectuses and this Agreement;

(ii) the representations and warranties of the Company and Parent in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and Parent have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus (including any Issuer Free Writing Prospectus) relating to the Securities has been issued and no proceedings for that purpose have been instituted or, to the Company’s or Parent’s knowledge, threatened by the Commission or any Canadian Securities Commission;

(iv) the Merger Agreement has not been terminated; and

(v) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the USCA Final Prospectuses (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the USCA Final Prospectuses (exclusive of any supplement thereto).

(c) the Underwriters shall have received the comfort letters of Deloitte LLP and Pricewaterhouse Coopers LLP, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter of such auditors to be delivered on the date of this Agreement, forward to the Closing Date, which comfort letters shall be based on a review having a cut-off date not more than two business days prior to the Closing Date;

(d) the Underwriters shall have received legal opinions, and, in the case of Sullivan & Cromwell LLP and Davis Polk & Wardwell LLP, negative assurance letters, dated the Closing Date; from Sullivan & Cromwell LLP, U.S. counsel for the Company, to the effect set forth in Exhibit A-1 hereto; from Bennett Jones LLP, Canadian counsel for the Company, to the effect set forth in Exhibit A-2 hereto; from Stinson LLP, to the effect set forth in Exhibit A-3 hereto; and from Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Securities in the United States, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus (together with any amendment or supplement thereto) and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Company as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, Parent, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(e) subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the USCA Final Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (a)(iv) of Section 4 and paragraph (c) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the USCA Final Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the USCA Final Prospectuses (exclusive of any supplement thereto).

(f) subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s or Parent’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62)(B) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; and

(g) the Underwriters shall have received such further certificates and documents as they may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company and Parent jointly and severally agree to and shall indemnify and hold harmless each of the Underwriters, their affiliates involved in the distribution of the Securities and their respective directors, officers, shareholders, agents and employees and each person who controls any Underwriter and its affiliates involved in the distribution of the Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Securities), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:

(i) any information or statement (except where made in reliance on and in conformity with Underwriters Information) in any Offering Document or in the Disclosure Package, the USCA Final Prospectuses or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except where made in reliance on and in conformity with Underwriters Information) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(ii) any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except where made in reliance on and in conformity with Underwriters Information), preventing or restricting the trading in or the distribution of the Securities or any of them in the United States;

(iii) the Company or Parent not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein; and

(iv) any breach of, default under or non-compliance by the Company or Parent with any representation, warranty, term or condition of this Agreement.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and Parent, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or Parent within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and Parent to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and Parent by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and Parent acknowledge that (i) the statements set forth in the second to last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances, (iv) the sentence related to certain underwriters not being U.S. registered broker-dealers (“Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority.”) and (v) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the USCA Final Prospectuses constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the USCA Final Prospectuses or the Disclosure Package (together, “Underwriter Information”).

(c) As used in this Section 7, (i) “Indemnified Party” means a person seeking indemnity or making a claim for indemnification under Section 7(a) or (b), as applicable, and “Indemnified Parties” means each of them, and (ii) “Indemnifying Party” means the applicable person or persons against whom such indemnity may be sought.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or (b) hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party or Indemnified Parties as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(i) in such proportion as is appropriate to reflect as between the Company, Parent and the Underwriters, the relative benefits received by the Company and Parent on the one hand and by the Underwriters on the other hand from the offering of the Securities; or

(ii) if the allocation provided by clause (c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (c)(i) above but also the relative fault of the Company and Parent on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations; provided that no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the amount of the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities.

The relative benefits received by the Company and Parent on the one hand and the Underwriters on the other shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Securities (before deducting expenses) received by the Company and Parent is to the total underwriting discounts and commissions received by the Underwriters in connection with the sale of the Securities, based on the purchase price of the Securities.

The relative fault of the Company and Parent on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the matters or things referred to in Section 7(a) or (b) hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done (including any non-compliance, breach or default) by or on behalf of the Company or Parent or by the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 7(a) or (b) hereof.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by any method of allocation which does not take into account the equitable considerations referred to above in this Section 7(c). Notwithstanding the provisions of this Section 7(c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) If any matter or thing contemplated by this Section 7 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Indemnifying Party and the other parties to this Agreement of the nature of such claim (provided that any failure to so notify the Indemnifying Party or any such other party promptly shall relieve the Indemnifying Party of liability under this Section 7 only to the extent that such failure prejudices the Indemnifying Party’s to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any other Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party. An Indemnified

Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party and that representation of the Indemnified Party by counsel to the Indemnifying Party is inadvisable as a result of the potential or actual conflicts of interest of those represented (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel).

It is the intention of the parties to constitute each of the Underwriters, the Company and Parent as trustees for their respective affiliates involved in the distribution of the Securities and the respective directors, officers, shareholders, agents and employees, and each person who controls any Underwriter, the Company or Parent, respectively, of the covenants of the applicable Indemnifying Party under Section 7(a) and 7(b) hereof, as applicable, with respect to their respective directors, officers, shareholders, affiliates involved in the distribution of the Securities offered hereby, agents and employees, and each person who controls any Underwriter, and the Underwriters, the Company and Parent agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

(e) The Company and Parent agree that in case any legal proceedings or investigation shall be brought against or initiated against them by any governmental commission, regulatory authority, exchange, court or other authority and any of the Underwriters or their representatives or related Indemnified Parties shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Company or Parent by one or more of the Underwriters or their affiliates involved in the distribution of the Securities in connection with the sale of the Securities offered hereby, the Company and Parent agree to pay the Underwriter or their affiliates involved in the distribution of the Securities offered hereby the reasonable costs (including an amount to reimburse the Underwriter for the time spent by the personnel in connection therewith on a per diem basis and out-of-pocket expenses) in connection therewith.

(f) The rights provided in this Section 7 shall be in addition to and not in derogation of any other right which the Underwriters, the Company or Parent may have by statute or otherwise at law.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and Parent prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in common shares of Parent shall have been suspended by the Commission, the Alberta Securities Commission, the New York Stock Exchange or the Toronto Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any of such exchanges, (iii) a banking moratorium shall have been declared either by authorities in the United States, Canada or New York, (iv) a change or development involving a prospective change in Canadian taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States or Canada, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package (exclusive of any supplement thereto) and the USCA Final Prospectuses (exclusive of any supplement thereto).

10. Defaulting Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company and Parent. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the USCA Final Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, Parent and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Payment of Expenses. The Company and Parent, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Issuer Free Writing Prospectus and the USCA Final Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Issuer Free Writing Prospectus, the Preliminary Prospectus, the USCA Final Prospectuses, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and the preparation and printing of any blue sky memorandum; (v) the transportation and other expenses in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Company and Parent’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and Parent; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any fees charged by securities rating services for rating the Securities; and (ix) all other costs and expenses of the Company, Parent and the Representatives incident to the performance by the Company and Parent of their obligations hereunder.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9(ii) hereof or because of any refusal, inability or failure on the part of the Company or Parent to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and Parent will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided however, that solely for the purpose of this Section 11, the condition set forth in Section 6(e)(ii) shall not include a change, or any development involving a prospective change affecting the condition (financial or otherwise), earnings, business or properties of the North American railway companies taken as a whole and which materially affects substantially all such companies.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Parent and the Underwriters contained in this Agreement or made by or on behalf of the Company, Parent or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Parent or the Underwriters.

13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Parent, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representatives at BMO Capital Markets Corp. at 151 West 42nd Street, New York, New York 10036, Attention: Debt Capital Markets desk, with a copy to the Legal Department and Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department or, if sent to the Company or Parent, will be mailed, delivered or telefaxed to Canadian Pacific Railway Company and confirmed to it at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, attention of the Legal Department.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

16. Submission to Jurisdiction; Agent for Service; Waiver of Immunities. Each of the Company and Parent irrevocably (i) agrees that any legal suit, action or proceeding against the Company or Parent brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and Parent have appointed CT Corporation System, New York, New York, as their authorized agent (the “Authorized Agent”) upon whom process may be served, at 28 Liberty Street, 42nd Floor, New York, New York, 10005, USA, in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and Parent represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or Parent shall be deemed, in every respect, effective service of process upon the Company or Parent, as the case may be.

To the extent that either of the Company or Parent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

17. Judgment Currency. The obligation of the Company and Parent in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and Parent agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or Parent, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Counterparts. The Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and Parent on the one hand and the Underwriters on the other hand with respect to the preparation of any preliminary prospectus, the Disclosure Package, the USCA Final Prospectuses, the conduct of the offering, and the purchase and sale of the Securities.

The Company and Parent acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Parent or any other person, (ii) the Underwriters owe the Company and Parent only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and Parent. The Company and Parent waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

22. Recognition of the U.S. Special Resolution Regimes. Notwithstanding any other provisions herein, (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Canadian Pacific Railway Company

By:	/s/ Nadeem Velani
Name: Nadeem Velani
Title: Executive Vice-President and Chief Financial Officer

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Managing Director,
Investor Relations & Treasury

Canadian Pacific Railway Limited

By:	/s/ Nadeem Velani
Name: Nadeem Velani
Title: Executive Vice-President and Chief Financial Officer

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Managing Director,
Investor Relations & Treasury

BMO CAPITAL MARKETS CORP.

By:	/s/ Mark Spadaccini
Authorized Signatory

Name: Mark Spadaccini
Title: Managing Director

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Authorized Signatory
Name: Sam Chaffin
Title: Vice President

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
	2024 Notes	2026 Notes	2031 Notes	2041 Notes	2051 Notes
BMO Capital Markets Corp.	$343,200,000	$228,800,000	$320,320,000	$228,800,000	$411,840,000
Goldman Sachs & Co. LLC	$343,200,000	$228,800,000	$320,320,000	$228,800,000	$411,840,000
Barclays Capital Inc.	$135,000,000	$90,000,000	$126,000,000	$90,000,000	$162,000,000
CIBC World Markets Corp.	$135,000,000	$90,000,000	$126,000,000	$90,000,000	$162,000,000
HSBC Securities (USA) Inc.	$135,000,000	$90,000,000	$126,000,000	$90,000,000	$162,000,000
Scotia Capital (USA) Inc.	$135,000,000	$90,000,000	$126,000,000	$90,000,000	$162,000,000
Wells Fargo Securities, LLC	$135,000,000	$90,000,000	$126,000,000	$90,000,000	$162,000,000
MUFG Securities Americas Inc.	$40,500,000	$27,000,000	$37,800,000	$27,000,000	$48,600,000
ATB Capital Markets Inc.	$32,700,000	$21,800,000	$30,520,000	$21,800,000	$39,240,000
Desjardins Securities Inc.	$32,700,000	$21,800,000	$30,520,000	$21,800,000	$39,240,000
SMBC Nikko Securities America, Inc.	$32,700,000	$21,800,000	$30,520,000	$21,800,000	$39,240,000

Total	$1,500,000,000	$1,000,000,000	$1,400,000,000	$1,000,000,000	$1,800,000,000

Schedule 2

Significant Subsidiaries

Significant Subsidiary	Incorporated Under the Laws of:
• Canadian Pacific Railway Company	• Canada
• 6061338 Canada Inc.	• Canada
• Mount Stephen Properties Inc.	• Canada
• 3939804 Canada Inc.	• Canada
• CPFL S.à.r.l.	• Luxembourg
• CP (US) Holding Corporation	• Delaware
• Soo Line Corporation	• Minnesota
• Soo Line Railroad Company	• Minnesota
• Soo Line Holding Company	• Delaware
• Dakota, Minnesota & Eastern Railroad Corporation	• Delaware
• CPFS AG	• Switzerland

Annex A

1.	Pricing Term Sheet, dated November 17, 2021.

Filed Pursuant to Rule 433

Registration Statement File No. 333-257215

November 17, 2021

CANADIAN PACIFIC RAILWAY COMPANY

Pricing Term Sheet

The information in this pricing term sheet relates to the offering by Canadian Pacific Railway Company of US$1,500,000,000 of its 1.350% Notes due 2024 (the “2024 Notes”), US$1,000,000,000 of its 1.750% Notes due 2026 (the “2026 Notes”), US$1,400,000,000 of its 2.450% Notes due 2031 (the “2031 Notes”), US$1,000,000,000 of its 3.000% Notes due 2041 (the “2041 Notes”) and US$1,800,000,000 of its 3.100% Notes due 2051 (the “2051 Notes,” and, together with the 2024 Notes, the 2026 Notes, the 2031 Notes and the 2041 Notes, the “Offering”) and should be read together with the preliminary prospectus supplement dated November 15, 2021 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated June 28, 2021. Terms used but not defined herein, with respect to the Offering, have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	Canadian Pacific Railway Company

Guarantor:	Canadian Pacific Railway Limited

Pricing Date:	November 17, 2021

Settlement Date**:	December 2, 2021 (T+10)

Interest Payment Dates:

2024 Notes : June 2 and December 2, commencing June 2, 2022

2026 Notes : June 2 and December 2, commencing June 2, 2022

2031 Notes : June 2 and December 2, commencing June 2, 2022

2041 Notes : June 2 and December 2, commencing June 2, 2022

2051 Notes : June 2 and December 2, commencing June 2, 2022

Title:	1.350% Notes due 2024 1.750% Notes due 2026 2.450% Notes due 2031 3.000% Notes due 2041 3.100% Notes due 2051

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Principal Amount:	2024 Notes : $1,500,000,000 2026 Notes : $1,000,000,000 2031 Notes : $1,400,000,000 2041 Notes : $1,000,000,000 2051 Notes : $1,800,000,000

Maturity Date:	2024 Notes : December 2, 2024 2026 Notes : December 2, 2026 2031 Notes : December 2, 2031 2041 Notes : December 2, 2041 2051 Notes : December 2, 2051

Coupon:	2024 Notes : 1.350% 2026 Notes : 1.750% 2031 Notes : 2.450% 2041 Notes : 3.000% 2051 Notes : 3.100%

Benchmark Treasury:

2024 Notes : 0.750% due November 15, 2024

2026 Notes : 1.125% due October 31, 2026

2031 Notes : 1.375% due November 15, 2031

2041 Notes : 1.750% due August 15, 2041

2051 Notes : 2.000% due August 15, 2051

Benchmark Treasury Price / Yield:	2024 Notes : 99-23 / 0.845% 2026 Notes : 99-153⁄4 / 1.231% 2031 Notes : 98-02+ / 1.584% 2041 Notes : 95-22+ / 2.015% 2051 Notes : 100-23+ / 1.967%

Spread to Benchmark Treasury:	2024 Notes : +55 basis points 2026 Notes : +55 basis points 2031 Notes : +87 basis points 2041 Notes : +102 basis points 2051 Notes : +117 basis points

Yield to Maturity:	2024 Notes : 1.395% 2026 Notes : 1.781% 2031 Notes : 2.454% 2041 Notes : 3.035% 2051 Notes : 3.137%

Price to the Public:

2024 Notes : 99.868% of the principal amount

2026 Notes : 99.852% of the principal amount

2031 Notes : 99.965% of the principal amount

2041 Notes : 99.478% of the principal amount

2051 Notes : 99.284% of the principal amount

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Special Mandatory Redemption

The offering is not conditioned upon the consummation of the Transaction; however, if we determine in our reasonable judgment that the STB Final Approval will not be sought or has not or will not be received prior to the outside date, then we will be required to redeem all of the outstanding 2031 Notes and 2041 Notes on the special mandatory redemption date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the applicable notes plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date.

The “special mandatory redemption date” means the date specified in the notice of special mandatory redemption as described under the heading “Description of the Notes — Special Mandatory Redemption”, which date shall be a business day that is no earlier than three days and no later than 30 days from the date of such notice.

Optional Redemption Provisions:

2024 Notes: On or after the date that is one year after the date of issuance of the 2024 notes, we may redeem the 2024 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2024 notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

2026 Notes: Prior to November 2, 2026 (the date that is one month prior to the maturity date of the 2026 notes), we may redeem the 2026 notes, in whole or in part, at our option at any time by paying a “make whole” premium (for the 2026 Notes, T+10 basis points), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after November 2, 2026 (the date that is one month prior to the maturity date of the 2026 notes), we may redeem the 2026 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2026 notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

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2031 Notes: Prior to September 2, 2031 (the date that is three months prior to the maturity date of the 2031 notes), we may redeem the 2031 notes, in whole or in part, at our option at any time by paying a “make whole” premium (for the 2031 Notes, T+15 basis points), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after September 2, 2031 (the date that is three months prior to the maturity date of the 2031 notes), we may redeem the 2031 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2031 notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

2041 Notes: Prior to June 2, 2041 (the date that is six months prior to the maturity date of the 2041 notes), we may redeem the 2041 notes, in whole or in part, at our option at any time by paying a “make whole” premium (for the 2041 Notes, T+20 basis points), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after June 2, 2041 (the date that is six months prior to the maturity date of the 2041 notes), we may redeem the 2041 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2041 notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

2051 Notes: Prior to June 2, 2051 (the date that is six months prior to the maturity date of the 2051 notes), we may redeem the 2051 notes, in whole or in part, at our option at any time by paying a “make whole” premium (for the 2051 Notes, T+20 basis points), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after June 2, 2051 (the date that is six months prior to the maturity date of the 2051 notes), we may redeem the 2051 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2051 notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

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All notes offered hereby: We may also, at our option, redeem in whole, but not in part, all of the applicable notes at the redemption price described in the short form base shelf prospectus at any time in the event certain changes affecting Canadian withholding taxes occur.

Change of Control:	At 101% of principal, plus accrued and unpaid interest to the repurchase date

CUSIP/ISIN:	2024 Notes: 13645R BD5 / US13645RBD52 2026 Notes: 13645R BE3 / US13645RBE36 2031 Notes: 13645R BF0 / US13645RBF01 2041 Notes: 13645R BG8 / US13645RBG83 2051 Notes: 13645R BH6 / US13645RBH66

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	BMO Capital Markets Corp. Goldman Sachs & Co. LLC

Co-Managers:

Barclays Capital Inc. (Book-Running Manager on the 2041 Notes and 2051 Notes)

CIBC World Markets Corp. (Book-Running Manager on the 2024 Notes and 2026 Notes)

HSBC Securities (USA) Inc. (Book-Running Manager on the 2024 Notes and 2031 Notes)

Scotia Capital (USA) Inc. (Book-Running Manager on the 2026 Notes and 2031 Notes)

Wells Fargo Securities, LLC (Book-Running Manager on the 2041 Notes and 2051 Notes)

MUFG Securities Americas Inc.

ATB Capital Markets Inc.

Desjardins Securities Inc.

SMBC Nikko Securities America, Inc.

**

Note: It is expected that delivery of the Notes will be made against payment thereof on or about December 2, 2021, which will be the tenth business day following the date of the pricing of the Notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day preceding the date of delivery of the Notes will be required, by virtue of the fact that the Notes will initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day preceding the date of delivery of the Notes should consult their own advisors.

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Capital Markets Corp. toll free at +1 (800) 414-3627 or Goldman Sachs & Co. LLC toll free at +1 (866) 471-2526.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

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Exhibit A-1

Form of Opinion and 10b-5 Letter of Sullivan & Cromwell LLP,

U.S. Counsel for the Company

December [•], 2021

BMO Capital Markets Corp.,

151 West 42nd Street,

New York, New York 10036.

Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282.

As Representatives of the several Underwriters

Ladies and Gentlemen:

In connection with the several purchases today by the Underwriters named in Schedule 1 to the Underwriting Agreement, dated November [•], 2021 (the “Underwriting Agreement”), among Canadian Pacific Railway Company, a Canadian corporation (the “Company”), Canadian Pacific Railway Limited, a Canadian corporation, as guarantor (the “Guarantor”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of (i) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•] , (ii) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•], (iii) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•], (iv) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•] and (v) US$[•] aggregate principal amount of its [•]% Senior Notes due 20[•] (collectively, the “Notes”) and the related guarantees thereof by the Guarantor (the “Guarantees” and, together with the Notes, the “Securities”), each issued pursuant to the Indenture, dated as of September 11, 2015 (the “Base Indenture”), among the Company, the Guarantor and Computershare Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented by the Supplemental Indenture, dated as of December [•], 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee, we, as United States counsel for the Company and the Guarantor, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) Assuming the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of Canada and the applicable laws of Alberta are concerned, the Indenture has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Indenture has been duly qualified under the Trust Indenture Act of 1939.

(2) Assuming the Supplemental Indenture has been duly authorized, executed and delivered by the Guarantor insofar as the laws of Canada and the applicable laws of Alberta are concerned, the Supplemental Indenture has been duly executed and delivered by the Guarantor and constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(3) Assuming the Notes have been duly authorized, executed, authenticated, issued and delivered by the Company insofar as the laws of Canada and the applicable laws of Alberta are concerned, they have been duly executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) Assuming the Supplemental Indenture has been duly authorized, executed, authenticated, issued and delivered by the Company and the Guarantor insofar as the laws of Canada and the applicable laws of Alberta are concerned, the Guarantees have been duly executed, authenticated, issued and delivered by the Guarantor and constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as the laws of Canada and the applicable laws of Alberta are concerned, it has been duly executed and delivered by the Company and the Guarantor.

(6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company and the Guarantor under the Covered Laws for the issuance, sale and delivery of the Notes by the Company and the issuance and delivery of the Guarantees by the Guarantor to the Underwriters have been obtained or made.

(7) The issuance of the Notes and the Guarantees in accordance with the Indenture and the sale of the Notes by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company and the Guarantor of their respective obligations under the Underwriting Agreement, the Indenture, the Notes and the Guarantees, as applicable, will not violate any Covered Laws.

(8) The issuance of the Notes and the Guarantees in accordance with the Indenture and the sale of the Notes by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company and the Guarantor of their respective obligations under the Underwriting Agreement, the Indenture, the Notes and the Guarantees, as applicable, will not result in a default under or breach or violation of the agreements listed in Annex A to this opinion; provided, however, that we are expressing no opinion in this paragraph (8) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage in the Credit Agreement (as defined in Annex A).

(9) Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as the laws of Canada and the applicable laws of Alberta are concerned, and assuming the validity of such action under the laws of Canada and the applicable laws of Alberta, under the laws of the State of New York relating to submission of personal jurisdiction, the Company has validly and effectively submitted to the personal jurisdiction of any state or Federal court located in the Borough of Manhattan, the City of New

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York, State of New York under the Underwriting Agreement and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purposes described in Section 16 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 16 will be effective to confer valid personal jurisdiction over the Company and the Guarantor.

(10) Neither the Company nor the Guarantor is, or, after giving effect to the issuance and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, dated June 28, 2021 as supplemented by the Prospectus Supplement, dated November [•], 2021 for the sale of the Notes by the Company, would be on the date hereof, an “investment company” as defined in the Investment Company Act of 1940, as amended.

We are expressing no opinion in paragraphs (6) and (7) above, insofar as performance by the Company and the Guarantors of their respective obligations under the Underwriting Agreement, the Indenture, the Notes and the Guarantee, as applicable, is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (6) and (7) above, “Covered Laws” means the Federal laws of the United States and the statutory laws of the State of New York (including the published rules and regulations thereunder) that in our experience normally are applicable to general business corporations and the issuance, sale and delivery of the Securities; provided, however, that such term does not include Federal or state securities laws, antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Guarantor, the Securities or the issuance, sale or delivery thereof solely as part of a regulatory regime applicable to the Company, the Guarantor or their affiliates due to its or their status, business or assets.

In rendering the opinion expressed in paragraphs (2) and (4) above with respect to the enforceability of the Supplemental Indenture and the Guarantees, we express no opinion on the enforceability of Section [•] of the Supplemental Indenture or, to the extent such section may be unenforceable, on the effect of such unenforceability on the opinion expressed in paragraphs (2) and (4) with respect to the Supplemental Indenture and the Guarantees.

The foregoing opinion is limited to the Federal laws of the United States and the statutory laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of the laws of Canada and Alberta, we note that you have received an opinion, dated the date hereof, from Bennett Jones LLP delivered to you pursuant to Section 6(d) of the Underwriting Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Bennett Jones LLP.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and the Guarantor and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes and the Guarantees conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This opinion is furnished by us, as United States counsel to the Company and the Guarantor, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

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Annex A

1. The Indenture, dated as of October 30, 2001, by and between Canadian Pacific Railway Company and The Bank of New York Mellon, as amended by the First Supplemental Indenture, dated as of April 23, 2004, the Second Supplemental Indenture, dated as of October 12, 2011, the Third Supplemental Indenture, dated as of October 13, 2011, and the Fourth Supplemental Indenture, dated as of November 24, 2015, among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and The Bank of New York Mellon.

2. The Indenture, dated as of May 8, 2007, by and between Canadian Pacific Railway Company and The Bank of New York Mellon, as amended by the First Supplemental Indenture, dated as of May 8, 2007, the Second Supplemental Indenture, dated as of May 20, 2008, the Third Supplemental Indenture, dated as of May 15, 2009, the Fourth Supplemental Indenture, dated as of September 23, 2010, the Fifth Supplemental Indenture, dated as of December 1, 2011, the Sixth Supplemental Indenture, dated as of February 2, 2015, the Seventh Supplemental Indenture, dated as of August 3, 2015 and the Eighth Supplemental Indenture, dated as of November 24, 2015, among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and The Bank of New York Mellon.

3. The Indenture, dated as of September 11, 2015, by and between Canadian Pacific Railway Company and Wells Fargo Bank, National Association, as amended by the First Supplemental Indenture, dated as of September 11, 2015, the Second Supplemental Indenture, dated as of November 24, 2015, among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and Wells Fargo Bank, National Association, and the Third Supplemental Indenture, dated as of May 16, 2018, among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and Wells Fargo Bank, National Association.

4. The Amended and Restated Credit Agreement, dated as of September 27, 2019, between Canadian Pacific Railway Company, as Borrower, Canadian Pacific Railway Limited, as Covenantor, Royal Bank of Canada, as Administrative Agent, and the various Lenders party thereto, as amended by the First Amending Agreement, dated as of April 9, 2021, among Canadian Pacific Railway Company, as Borrower, Canadian Pacific Railway Limited, as Covenantor, Royal Bank of Canada, as Administrative Agent, and the various Lenders party thereto, the Second Amending Agreement, dated as of September 24, 2021, among Canadian Pacific Railway Company, as Borrower, Canadian Pacific Railway Limited, as Covenantor, Royal Bank of Canada, as Administrative Agent, and the various Lenders party thereto, and the Third Amending Agreement, dated as of September 29, 2021, among Canadian Pacific Railway Company, as Borrower, Canadian Pacific Railway Limited, as Covenantor, Royal Bank of Canada, as Administrative Agent, and the various Lenders party thereto (the “Credit Agreement”).

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December [•], 2021

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036.

Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282.

As Representatives of the several Underwriters.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of (i) US$[•] aggregate principal amount of [•]% Senior Notes due 20[•]of Canadian Pacific Railway Company (the “Company”), (ii) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•], (iii) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•], (iv) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•] and (v) US$[•] aggregate principal amount of the Company’s [•]% Senior Notes due 20[•] (collectively, the “Securities”) and of the related guarantees (the “Guarantees”) of the Securities by Canadian Pacific Railway Limited (the “Guarantor”).

The Registration Statement relating to the Securities (File No. 333-257215) was filed on Form F-10 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant to the shelf prospectus offering procedures of the Company’s home jurisdiction, the Province of Alberta, and, if appropriate, a post-effective amendment or prospectus supplement that provides information relating to the terms of the securities and their manner of distribution. The Securities have been offered by the Base Shelf Prospectus, dated June 28, 2021 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated November [•], 2021, and filed with the Commission pursuant to General Instruction II.L. of Form F-10 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus as so supplemented by the Prospectus Supplement does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form F-10, it incorporates by reference certain documents filed with the Alberta Securities Commission (“ASC”) and the Commission that contain information as of various dates.

As United States counsel to the Company and the Guarantor, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents being referred to herein as the “Pricing Disclosure Package”), and participated in discussions with your representatives and those of the Company, the Guarantor and Kansas City Southern (“KCS”) and their respective accountants, and the Company’s and the Guarantor’s Canadian counsel. Between the date of the Prospectus Supplement and the time of the delivery of this letter, we participated in further discussions with your representatives and those of the Company, the Guarantor and KCS and their respective accountants, and the Company’s and the Guarantor’s Canadian counsel, and reviewed certificates of certain officers of the Company and the Guarantor, the opinions referred to below of the Company’s and the Guarantor’s Canadian counsel, and letters addressed to you from the Guarantor’s and KCS’s accountants. On the basis of the information that we gained in the course of the performance of the

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services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-10 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder, provided, however, that we express no opinion on compliance as to form in respect of the documents incorporated by reference into the Basic Prospectus that, in accordance with the Multijurisdictional Disclosure System between Canada and the United States, are prepared in conformity with applicable Canadian requirements. Also, we confirm to you that the statements contained in the Basic Prospectus under the caption “Description of the Debt Securities and Guarantee” and in the Pricing Disclosure Package and the Prospectus Supplement, under the captions “Description of the Notes” and “Underwriting”, insofar as they relate to provisions, therein described, of the Securities, the Indenture (as supplemented to date) and the Underwriting Agreement, and the statements contained in the Pricing Disclosure Package and the Prospectus Supplement under the caption “Material Income Tax Considerations—United States,” insofar as they related to the United States Federal tax matters therein described constitute a fair and accurate summary of such provisions and matters in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities:

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package as of __:__ P.M. (New York City time) on November __, 2021, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the last sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to (i) management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditor’s report as to the effectiveness of the

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Company’s internal control over financial reporting or (ii) management’s report of its assessment of the effectiveness of KCS’s internal control over financial reporting or the auditor’s report as to the effectiveness of KCS’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

In connection with the advice set forth in this letter, with your approval, we have assumed that (a) the principal jurisdiction in Canada designated by the Company in connection with the offering of the Securities is the Province of Alberta, (b) the Basic Prospectus, as supplemented by the Prospectus Supplement, would be the entire disclosure document used to offer the Securities if the offering of the Securities were being made in the Province of Alberta, other than disclosure applicable solely to Canadian offerees or purchasers that would not be material to offerees or purchasers in the United States, (c) the exhibits to the Registration Statement and the documents incorporated by reference in the Basic Prospectus are the only reports or information that in accordance with the requirements of Alberta law, as interpreted and applied by the ASC, must be made publicly available in connection with the offering of the Securities, and (d) the Basic Prospectus, as supplemented by the Prospectus Supplement, was prepared in accordance with the disclosure requirements of the Province of Alberta, as interpreted and applied by the ASC. In addition, with your approval, we are not expressing any opinion as to the responsiveness of the documents referred to above to the requirements of the laws of Canada and Alberta. The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of the laws of Canada and Alberta (including compliance with all legal requirements applicable to the Basic Prospectus and the Prospectus Supplement as interpreted and applied by the ASC), we note that you have received opinions, dated the date hereof, of Bennett Jones LLP and Stinson LLP delivered to you pursuant to the Underwriting Agreement relating to the Securities.

This letter is furnished by us, as United States counsel to the Company and the Guarantor, to you, as Representatives of the several Underwriters, solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

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SCHEDULE A

1.	Preliminary Prospectus Supplement, dated November [15], 2021

2.	Pricing Term Sheet, dated November [17], 2021

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Exhibit A-2

Form of Opinion of Bennett Jones LLP,

Canadian Counsel for the Company

[•], 2021

Canadian Pacific Railway Company

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Dear Sirs/Madames:

Canadian Pacific Railway Company – Issue of U.S.$[•] of [•]% Notes due 2024, U.S.$[•] of [•]% Notes due 20[•], U.S.$[•] of [•]% Notes due 2031, U.S.$[•] of [•]% Notes due 2041 and U.S.$[•] of [•]% Notes due 2051

We have acted as Canadian counsel to Canadian Pacific Railway Company (the “Company”) in connection with the issue and sale today by the Company, pursuant an underwriting agreement dated November [•], 2021 (the “Underwriting Agreement”), among the Company, Canadian Pacific Railway Limited (the “Parent”) and BMO Capital Markets Corp., Goldman Sachs & Co. LLC, [•] and [•] (collectively, the “Underwriters”), of U.S.$[•] principal amount of [•]% notes due 2024 (the “2024 Notes”), U.S.$[•] principal amount of [•]% notes due 20[•] (the “20[•] Notes”), U.S.$[•] principal amount of [•]% notes due 2031 (the “2031 Notes”), U.S.$[•] principal amount of [•]% notes due 2041 (the “2041 Notes”) and U.S.$[•] principal amount of [•]% notes due 2051 (the “2051 Notes”, and, together with the 2024 Notes, the 20[•] Notes, the 2031 Notes and the 2041 Notes, the “Notes”).

The Notes are issued pursuant to the provisions of a trust indenture dated as of September 11, 2015 (the “Indenture”) between the Company and Computershare Trust Company N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a [fifth] supplemental indenture dated [•], 2021 among the Company, the Parent and the Trustee relating to the Notes and the provision of the Guarantee (the “Supplemental Indenture”).

Capitalized terms used in this opinion letter, which are not otherwise defined herein, shall have the meanings assigned to them in the Underwriting Agreement.

Scope of Review, Assumptions and Qualifications

We have participated, together with Sullivan & Cromwell LLP, U.S. counsel to the Company, in the preparation or review, as applicable, of:

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(a) the Underwriting Agreement;

(b) the Indenture;

(c) the Supplemental Indenture;

(d) the short form base shelf prospectus dated June 28, 2021 (the “Base Prospectus”), the preliminary prospectus supplement dated November [•], 2021 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated November [•], 2021 (the “Prospectus Supplement”) filed with the securities commission or similar regulatory authority in each of the provinces of Canada (the “Canadian Securities Commissions”) (the Base Prospectus as supplemented by the Prospectus Supplement, together with the documents incorporated therein by reference, being referred to herein as the “Canadian Final Prospectus”);

(e) the registration statement of the Company on Form F-10 (File No. 333-257215) dated June 28, 2021 filed with the United States Securities and Exchange Commission (the “SEC”), as amended (the “Registration Statement”);

(f) the prospectus relating to debt securities, in the form in which it has most recently been filed with the SEC prior to the date of the Underwriting Agreement and as most recently amended prior to the date of the Underwriting Agreement (the “U.S. Base Prospectus”) and the preliminary prospectus supplement relating to the offering of the Notes (the “U.S. Preliminary Prospectus Supplement”) filed with the SEC pursuant to General Instruction II.L of Form F-10 under the United States Securities Act of 1933 (collectively, the “U.S. Preliminary Prospectus”); and

(g) the U.S. Base Prospectus and the final prospectus supplement relating to the offering of the Notes (the “U.S. Prospectus Supplement”) filed with the SEC pursuant to General Instruction II.L of Form F-10 under the United States Securities Act of 1933 (collectively, the “U.S. Final Prospectus”).

We have also examined:

(a)	copies of one or more global securities of the Company for the Notes registered in the name of Cede & Co., constituting the Notes (the “Global Notes”);

(b)	Decision No. C-002/15 dated September 3, 2015 issued by the Deputy Director, Industry Canada pursuant to subsection 82(3) of the Canada Business Corporations Act (the “CBCA”);

(c)	each of the agreements listed in Schedule “B” hereto; and

(d)

the sole shareholder’s declaration of the Parent, as the sole shareholder of the Company, dated as of October 1, 2001, in which various powers and duties of the board of directors of the Company have been transferred to the board of directors of the Parent.

For the purposes hereof, the term “Relevant Documents” means each of the documents listed (a) through (g) above and (a) through (d) above.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records of corporate proceedings, certificates of officers of the Company and of government officials and such other material as we have considered necessary or appropriate for the purpose of this opinion. We have also considered such questions of law as we have considered relevant and necessary in order to give this opinion.

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As to various questions of fact material to this opinion, which we have not verified independently, we have relied upon certificates of government officials, the Company or its officers. Whenever our opinion with respect to the existence or absence of facts or circumstances is qualified by the phrase “to our knowledge”, it means that, during the course of our representation of the Company and the Parent in connection with transactions contemplated by the Underwriting Agreement, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts or circumstances and such phrase does not include constructive notice. However, other than a review of the officer’s certificates referred to herein, the Disclosure Package and the Relevant Documents, and enquiries of Jeffrey Kerbel, Brent Kraus, Harinder Basra, Anu Nijhawan, Karen Dawson, Eric Chernin and Jason Wang, being the lawyers of this firm who have given substantive attention to the transactions contemplated by the Underwriting Agreement, we have not undertaken any special or independent investigation to determine the existence or absence of such facts or circumstances. No inference as to our knowledge of the existence or absence of such facts and circumstances should be drawn merely from our representation of the Company and the Parent.

In particular, for the purpose of the opinions expressed in paragraphs 1, 2, 3, 4, 5, 6, 8, 16, 18 and 19 as they relate to certain factual matters, we have relied upon certificates of an officer of the Company dated November [•], 2021, copies of which have been delivered to you today. For the purpose of the opinion expressed in paragraph 1, we have relied on a certificate of compliance issued pursuant to the CBCA with respect to each of the Company and the Parent dated November [•], 2021 and a certificate of status issued by the Registrar of Corporations in the Province of Alberta dated November [•], 2021. For the purpose of the opinion expressed in paragraph 2, we have relied on a certificate of compliance issued pursuant to the CBCA with respect to each of the corporations listed in Schedule “A” hereto (each a “Canadian Subsidiary” and collectively the “Canadian Subsidiaries”) dated November [•], 2021 and a certificate of status issued by the Registrar of Corporations in the Province of Alberta dated November [•], 2021. For the purpose of the opinions expressed in paragraphs 10 (relating to no proceedings having been initiated or being pending or contemplated) and 15, we have relied exclusively and without independent investigation upon the list of reporting issuers maintained by the Alberta Securities Commission on its website (www.albertasecurities.com) created on November [•], 2021 and as of November [•], 2021, which we have assumed continues to be accurate on the date hereof.

We have also assumed, for the purposes of the opinions expressed herein:

(a)

the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies;

(b)

all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, electronic, notarial or other copies conform to the originals and we have assumed the veracity of all such documents;

(c)

the accuracy of the records maintained by all public offices where we have searched or enquired or have caused searches or enquiries to be conducted, as the case may be, and that such records continue to be accurate on the date hereof as if such searches or enquiries were conducted on the date hereof;

(d)	all facts set forth in the certificates supplied by the respective officers and directors of the Company and the Parent are complete, true and accurate;

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(e)

at the time of the distribution of, or trade in, the Notes, no order, ruling or decision has been issued or granted by any court, securities regulatory authority, stock exchange or other regulatory or administrative authority that has the effect of prohibiting or restricting distributions of, or trades in, such securities of that affects any person or company who engages in distributions of, or trades in, such securities, including, without limitation, any cease trade orders. To our knowledge, as at the date hereof, no such order, ruling or decision has been issued nor have proceedings for such purpose been instituted nor are such proceedings pending;

(f)	neither the Company nor the Parent has engaged in the business of trading in securities nor have either of them held itself out as engaging in the business of trading in securities;

(g)

the covenants and obligations of each of the parties to the Underwriting Agreement, as set forth in the Underwriting Agreement, have been complied with in all respects and the Underwriters have effected the distribution of the Notes in accordance with the terms thereof and as described in the USCA Final Prospectuses and the Disclosure Package;

(h)

that all agreements and other documents have been duly authorized, executed and delivered by all of the parties thereto other than the Company and the Parent, and that such agreements and documents constitute legal, valid and binding obligations of the parties thereto other than the Company and the Parent, enforceable against them in accordance with their respective terms; and

(i)

except as disclosed in the Canadian Final Prospectus, the Company is not a “connected issuer” (as that term is defined under National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”)) of any registrant involved in a trade of the Notes and the Company is not a “related issuer” (as that term is defined under NI 33-105) of any registrant involved in a trade of the Notes.

We are qualified to practice law in Alberta and our opinions herein are restricted to, and we do not express any opinion on any laws other than, the laws of such province and the federal laws of Canada applicable therein as of the date hereof. We offer no opinion in respect of the laws of any other province or territory in Canada or the application of the federal laws of Canada in any other province or territory. We have assumed that there is no foreign law (as to which we have made no independent investigation) that would affect our opinions expressed herein.

The opinions set out in paragraph 11 below are based upon the provisions of the Income Tax Act (Canada) and the regulations thereunder in force as the date hereof, all specific proposed amendments thereto publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and our understanding of the current administrative and assessing policies and practices of the Canada Revenue Agency published in writing by it prior to the date hereof.

For the purpose of this opinion the term “Alberta Securities Laws” means the Securities Act (Alberta) and the rules and regulations thereunder and the blanket rulings, orders, instruments and published policies adopted or issued by the Alberta Securities Commission.

Opinions

Based upon and subject to the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1.

Each of the Company and the Parent has been duly organized and is validly existing as a corporation under the CBCA, has corporate power and authority to own, lease and operate its properties and carry on its business as described in each of the USCA Final Prospectuses and the Disclosure Package, and is duly qualified or registered as an extra-provincial corporation to carry on its business in the Province of Alberta.

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2.

Each of the Canadian Subsidiaries has been duly organized and is validly existing as a corporation under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has corporate power and authority to own, lease and operate its properties and carry on its business as described in each of the Canadian Final Prospectus and the Disclosure Package, and, as applicable, is registered as an extra-provincial corporation to carry on its business in the Province of Alberta.

3.

The Underwriting Agreement has been duly authorized and, to the extent execution and delivery are matters governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, executed and delivered by the Company.

4.

The Notes have been duly authorized by the Company and the Parent and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in the Indenture, the Notes have been, to the extent issuance, execution and delivery are matters governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, duly issued, executed and delivered by the Company; the Notes are in the form contemplated by the Indenture and the Supplemental Indenture and conform in all material respects to the description thereof in the Canadian Final Prospectus and the Disclosure Package.

5.

Each of the Indenture and the Supplemental Indenture has been duly authorized by the Company and the Parent and, to the extent execution and delivery are matters governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, duly executed and delivered by the Company and the Parent, as applicable; each of the Indenture and the Supplemental Indenture conforms in all material respects to the description thereof in the Canadian Final Prospectus and the Disclosure Package.

6.

The issue and sale of the Notes by the Company and the compliance by the Company and the Parent, as applicable, with all of the provisions of the Notes, the Indenture, the Supplemental Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated: (A) do not and will not conflict with or result in a breach or violation of provisions of the constating documents or by-laws of the Company, the Parent or any Canadian Subsidiary; (B) assuming that the proceeds from the sale of the Notes are used for the purposes described under the heading “Use of Proceeds” in the Canadian Final Prospectus and the Disclosure Package, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Canadian Subsidiaries, under any of the indentures or credit agreements listed in Schedule “B” hereto; or (C) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of any existing Canadian federal or Alberta provincial statute or regulation or, to our knowledge, any judgment, order or decree of any Canadian federal or Alberta provincial government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company, Parent or any of its Canadian Subsidiaries or any of their properties or assets (each a “Governmental Authority”).

7.

No consent, approval, authorization, order, registration or qualification of, or with, any Governmental Authority is required for the issue and sale of the Notes or the consummation by the Company and the Parent of the transactions contemplated by the Underwriting Agreement, the Indenture or the Supplemental Indenture, except such as have been obtained under the CBCA and applicable Alberta Securities Laws.

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8.

The Canadian Final Prospectus and the Disclosure Package and each document incorporated by reference therein have been duly approved by the board of directors of the Company and the Parent where necessary or appropriate under the CBCA and applicable Alberta Securities Laws and the Canadian Final Prospectus and the Disclosure Package have been duly executed on behalf of the Company and Parent, as applicable, in accordance with applicable Alberta Securities Laws.

9.

The Canadian Final Prospectus (other than the financial statements and related reports thereon or schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) as of its issue date and the date hereof, appears on its face to be appropriately responsive in all material respects to the form requirements of applicable Alberta Securities Laws; provided that we express no opinion as to whether the disclosure contained in the Canadian Final Prospectus constitutes full, true and plain disclosure of all material facts relating to the Notes.

10.

The Company has received appropriate receipts from the Principal Regulator for the Base Prospectus and any amendments thereto filed under Alberta Securities Laws and to our knowledge the Principal Regulator has not revoked any such receipts and no other consent, approval, authorization, permit, license or filing with or order of any court or government agency or body or any arbitrator of Canada, or the Province of Alberta is required in connection with the transactions contemplated by the Underwriting Agreement; no order having the effect of ceasing or suspending the distribution of the Notes has been issued by the Principal Regulator and to our knowledge, no proceedings for that purpose have been initiated or are pending or contemplated by the Principal Regulator.

11.

The statements as to Canadian federal income taxation set forth in the Disclosure Package and the Canadian Final Prospectus under the heading “Material Income Tax Considerations – Canada” are accurate in all material respects, subject to the assumptions and qualifications stated therein.

12.

If the Indenture, the Supplemental Indenture, the Underwriting Agreement, or the Notes are sought to be enforced in a proceeding in a court of competent jurisdiction in the Province of Alberta (an “Alberta Court”), an Alberta Court would, to the extent specifically pleaded, recognize the choice of New York law and uphold such choice as a valid choice of law and, upon appropriate expert evidence as to such law being adduced, apply such law to all substantive issues that under the conflict of laws rules of the Province of Alberta are to be determined in accordance with the proper or general law of a contract, provided that none of the provisions of the Indenture, the Supplemental Indenture, the Underwriting Agreement or the Notes, or of New York law, are contrary to public policy as that term is applied by an Alberta Court, are illegal (under the laws of the Province of Alberta or any jurisdiction in which an obligation is to be performed), are not bona fide (that is, that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction), or would be characterized by an Alberta Court as the direct or indirect enforcement of foreign revenue, expropriatory, penal or other public law; provided that, in matters of procedure, the laws of the Province of Alberta will be applied, an Alberta Court will apply any laws of the Province of Alberta that have overriding effect, and an Alberta Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by an Alberta Court, for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. In our opinion, assuming that the same meaning would be given to their terms under New York law as under Alberta law, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for avoiding enforcement of the choice of New York law in the Indenture, the Supplemental Indenture, the Underwriting Agreement or the Notes, based on public policy, as that term is applied by an Alberta Court.

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13.

The laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in an Alberta Court on a final and conclusive judgment in personam of a New York Court, decided on its merits on a substantive issue, that is subsisting and unsatisfied, that is respecting the enforcement of the Indenture, the Supplemental Indenture, the Underwriting Agreement or the Notes, and that is valid and enforceable under New York law for a sum certain (except that under the Currency Act (Canada), an Alberta Court may only give judgment in Canadian dollars) if: (A) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is applied by an Alberta Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (B) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws or other laws of a public nature; (C) the action to enforce such judgment is commenced within applicable limitation periods; (D) a court rendering such judgment had jurisdiction over the judgment debtor as recognized by the courts of the Province of Alberta (in our opinion, submission under the provisions of the Indenture, the Supplemental Indenture, the Underwriting Agreement and the Notes to the jurisdiction of a New York Court will be sufficient for this purpose) and the judgment debtor was properly served in the action leading to such judgment; (E) the Alberta Court has discretion to stay or decline to hear an action on such judgment if there is another subsisting judgment in any jurisdiction relating to the same cause of action; and (F) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Alberta.

14.

An Alberta Court would give effect to the provisions in the Indenture, the Supplemental Indenture and the Underwriting Agreement whereby the Company and the Parent submit to the non-exclusive jurisdiction of a New York Court. In particular, the submission by the Company and the Parent to the non-exclusive jurisdiction of the courts of New York in the Indenture, the Supplemental Indenture and the Underwriting Agreement would be recognized and given effect by an Alberta Court as a valid submission to the New York Court.

15.	The Company is a “reporting issuer” not in default under the Securities Act (Alberta).

16.

The Company is qualified to file a short form prospectus with the Principal Regulator in respect of the Notes and to use the Shelf Procedures as described in National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators.

17.

The Indenture, the Supplemental Indenture and the issuance of the Notes thereunder are subject to and comply with the CBCA except that an exemption order has been obtained under subsection 82(3) of the CBCA to exempt the Indenture and the Supplemental Indenture from the application of Part VIII of the CBCA, including to permit the Trustee to act as trustee under the Indenture and the Supplemental Indenture. No registration, filing or recording of the Indenture or the Supplemental Indenture under the laws of the Province of Alberta or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture, the Supplemental Indenture or the Notes issued thereunder.

18.

The Company and the Parent have all requisite corporate power and authority to execute, deliver and perform their obligations under the Underwriting Agreement, the Notes, the Indenture and the Supplemental Indenture.

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19.	The form of the Global Notes have been duly approved and adopted by the Company.

20.

The statements included in the Canadian Final Prospectus under the heading “Purchasers’ Statutory Rights” and in the Registration Statement under the heading “Indemnification”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

21.

There are no reports or other information that, in accordance with the requirements of the Principal Regulator, must be made publicly available in connection with the offering of the Notes that have not been made publicly available as required, and there are no documents required to be filed with the Principal Regulator in connection with the Canadian Final Prospectus that have not been filed as required.

Qualifications

Our opinions in paragraphs 12, 13 and 14 above are subject to the following limitations and qualifications:

(a) enforceability may be limited by bankruptcy, insolvency, limitations of action, reorganization, moratorium or other laws of general application now or hereafter in effect relating to or affecting the rights of creditors;

(b) enforceability may be limited by general principles of equity, including the limitation that the grant of equitable remedies, including specific performance, is discretionary and may not be available;

(c) enforcement of the rights to indemnity and contribution may be limited by applicable law and may or may not be ordered by a court on the grounds of public policy;

(d) enforcement is subject to the equitable or statutory powers of the courts to stay proceedings before them and execution of judgments;

(e) enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court;

(f) under the Currency Act (Canada), a court of competent jurisdiction in the Province of Alberta may only give judgment in Canadian dollars; and

(g) interest payable on a judgment debt may be limited by the provisions of the Interest Act (Canada) and the Judgment Interest Act (Alberta).

This opinion letter is furnished to you by us as Canadian counsel to the Company pursuant to the Underwriting Agreement and is given for your use and benefit with respect to the sale of the Notes described herein and may not be relied on in any other matter or for any other purpose by, nor may copies be delivered to, any other person and may not be quoted in whole or in part without our express prior written consent.

Sincerely,

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Schedule A

Canadian Subsidiaries

6061338 Canada Inc.

Mount Stephen Properties Inc.

3939804 Canada Inc.

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Schedule B

Listed Indentures and Credit Agreements

Indentures:

•	Trust indenture made as of May 23, 2008 between Canadian Pacific Railway Company, as issuer, and Computershare Trust Company of Canada, as trustee.

•	Second supplemental indenture dated as of March 9, 2020 among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and Computershare Trust Company of Canada.

Credit Agreement:

•

Amended and Restated Credit Agreement dated as of September 27, 2019, as amended April 9, 2021, September 24, 2021 and September 29, 2021, between Canadian Pacific Railway Company, as the borrower, Canadian Pacific Railway Limited, as covenantor, the financial institutions that are signatories thereto, as lenders, and the Royal Bank of Canada, as administrative agent.

•

Credit Agreement dated as of September 15, 2021, between Canadian Pacific Railway Limited, as covenantor, Canadian Pacific Railway Company, as borrower, the financial institutions that are signatories thereto, as lenders, and Bank of Montreal, as administrative agent.

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Exhibit A-3

Form of Opinion of Stinson LLP

November [•], 2021

BMO Capital Markets Corp.

Goldman Sachs & Co. LLC

As Representatives of the several Underwriters

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

We have acted as counsel for Canadian Pacific Railway Company in connection with the Underwriting Agreement (the “Underwriting Agreement”) dated November [•], 2021, between the Company, a corporation existing under the laws of Canada and a wholly-owned subsidiary of Canadian Pacific Railway Limited, a corporation existing under the laws of Canada (“Parent”), Parent, and BMO Capital Markets Corp. and Goldman Sachs & Company, LLC, as Representatives of the several Underwriters, relating to the offer and sale by the Company of US$[•] principal amount of its [•]% notes due 20[•] (the “20[•] Notes”), US$[•] principal amount of its [•]% notes due 20[•] (the “20[•] Notes”), US$[•] principal amount of its [•]% notes due 20[•] (the “20[•] Notes”), US$[•] principal amount of its [•]% notes due 20[•] (the “20[•] Notes”) and US$[•] principal amount of its [•]% notes due 20[•] (the “20[•] Notes,” and, together with the 20[•] Notes, the 20[•] Notes, the 20[•] Notes and the 20[•] Notes, the “Notes”). Capitalized terms not defined herein have the meaning set forth in the Underwriting Agreement.

This opinion is being furnished at the request of the Company as contemplated by Section 6(d) of the Underwriting Agreement.

We have examined such certificates, agreements and documents as we have deemed relevant and necessary as a basis for the opinions and statements expressed below. We have also relied, to the extent we deemed relevant and necessary as a basis for the opinions and statements expressed below, upon oral and written statements of officers and other representatives of the Company and Parent, upon the factual matters contained in the representations and warranties of the Company and Parent made in the Underwriting Agreement and upon certificates of public officials and the Company and Parent.

In expressing the opinions set forth below, we have assumed the following:

1.	Each individual executing the Underwriting Agreement, the Base Indenture and the Supplemental Indenture (the “Documents”) is or was duly authorized to do so.

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2.

Each of the parties executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

3.

All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties and statements contained in the Documents as to matters of fact (but not legal conclusions on matters on which we opine) are true and complete. There has been no oral or written modification of or amendment to any of the Documents of which we are unaware, and there has been no waiver of any provision relevant to this opinion of any of the Documents, by action or omission of the parties or otherwise of which we are unaware.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

1.

Soo Line Corporation and Soo Line Railroad Company, both indirect, wholly owned subsidiaries of the Company (the “Minnesota Subsidiaries”) are corporations duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Each of the Minnesota Subsidiaries has all necessary corporate power and authority to own and hold its respective properties and conduct its respective businesses as described in the Base Prospectus, the Disclosure Package and the USCA Final Prospectuses.

2.

The issuance and sale of the Securities of the Company and Parent, the compliance by the Company and Parent with all of the provisions of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture relating to the Securities and the performance by the Company and Parent of their obligations thereunder will not result in a violation of the charter or by-laws of the Minnesota Subsidiaries.

The opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America. These opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect. This letter is furnished solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without my prior written consent.

This opinion is limited to the specific issues addressed herein and is limited in all respects to the laws and facts existing as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion. This opinion is provided to you as a legal opinion only and not as a guarantee or warranty of the matters discussed herein. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

Yours truly,

STINSON LLP

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